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                                                                      EXHIBIT 11


                               WESTERN ATLAS INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)

                                                                                                          FIVE MONTHS
                                                                  YEAR ENDED DECEMBER 31,                    ENDED        YEAR ENDED
                                                  ----------------------------------------------------     DECEMBER 31,     JULY 31,
                                                     1997           1996          1995          1994          1993           1993
                                                  ---------      ---------     ---------     ---------     ---------      ---------
BASIC EARNINGS PER SHARE:
Earnings (loss) from continuing operations        $  91,811      $  69,922     $  61,409     $  39,748     $(190,580)     $  40,791
Earnings (loss) from discontinued operations       (154,927)        55,743        38,430        37,993         7,303         33,129
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Earnings (loss) before cumulative effect of a
  change in accounting principle                    (63,116)       125,665        99,839        77,741      (183,277)        73,920
Cumulative effect of a change in accounting
  principle (a)                                          --             --            --            --            --         (1,119)
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Net earnings available for common shares          $ (63,116)     $ 125,665     $  99,839     $  77,741     $(183,277)     $  72,801
                                                  =========      =========     =========     =========     =========      =========

Earnings (loss) per share from continuing
  operations                                      $    1.69      $    1.31     $    1.16     $     .83     $   (4.18)     $     .87
Earnings (loss) per share from discontinued
  operations                                          (2.85)          1.04           .72           .80           .16            .70
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Earnings (loss) per share before cumulative
  effect of a change in accounting principle          (1.16)          2.35          1.88          1.63         (4.02)          1.57
Cumulative effect of a change in accounting
  principle (a)                                          --             --            --            --            --           (.02)
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Total                                             $   (1.16)     $    2.35     $    1.88     $    1.63     $   (4.02)     $    1.55
                                                  =========      =========     =========     =========     =========      =========

SHARES USED IN COMPUTATION:
Weighted-average common shares outstanding
  (net of treasury shares)                           54,252         53,490        53,074        47,662        45,582         46,999
                                                  =========      =========     =========     =========     =========      =========

DILUTED EARNINGS PER SHARE:
Earnings (loss) from continuing operations        $  91,811      $  69,922     $  61,409     $  39,748     $(190,580)     $  40,791
Earnings (loss) from discontinued operations       (154,927)        55,743        38,430        37,993         7,303         33,129
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Earnings (loss) before cumulative effect of a
  change in accounting principle                    (63,116)       125,665        99,839        77,741      (183,277)        73,920
Cumulative effect of a change in accounting
  principle (a)                                          --             --            --            --            --         (1,119)
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Net earnings available for common shares and
  common stock equivalent shares deemed
  to have a dilutive effect                       $ (63,116)     $ 125,665     $  99,839     $  77,741     $(183,277)     $  72,801
                                                  =========      =========     =========     =========     =========      =========
Earnings (loss) per share from continuing
  operations                                      $    1.65      $    1.29     $    1.14     $     .82     $   (4.18)     $     .87
Earnings (loss) per share from discontinued
  operations                                          (2.78)          1.03           .72           .78           .16            .70
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Earnings (loss) per share before cumulative
  effect of a change in accounting principle          (1.13)          2.32          1.86          1.60         (4.02)          1.57
Cumulative effect of a change in accounting
  principle (a)                                          --             --            --            --            --           (.02)
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Total                                             $   (1.13)     $    2.32     $    1.86     $    1.60     $   (4.02)     $    1.55
                                                  =========      =========     =========     =========     =========      =========

SHARES USED IN COMPUTATION:
Weighted average common shares outstanding
  (net of treasury shares)                           54,252         53,490        53,074        47,662        45,582         46,999
Additional potentially dilutive securities
  (equivalent in common stock)                        1,361            781           681           857            --             --
                                                  ---------      ---------     ---------     ---------     ---------      ---------
Total                                                55,613         54,271        53,755        48,519        45,582         46,999
                                                  =========      =========     =========     =========     =========      =========


(a)  Amounts pertain to continuing operations.


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